Research Growth, AI Licensing, and Cost Reduction Drive Wiley’s Fiscal 2025 Results
Exceeds Adjusted EPS Guidance, Significantly Expands Profit Margins,
and Reaffirms Fiscal 2026 Growth Targets

June 17, 2025 - Hoboken, NJ – Wiley (NYSE: WLY) today reported results for the fourth quarter and fiscal year ended April 30, 2025.

Fiscal 2025 Highlights
•GAAP performance vs. prior year: Operating Income of $221 million vs. $52 million and Diluted Earnings Per Share (EPS) of $1.53 vs. ($3.65)
•Exceeded Adjusted EPS guidance, delivered at top end of range for Adjusted EBITDA margin, and achieved Free Cash Flow outlook
•Delivered Revenue and Adjusted EBITDA margin growth in both Research and Learning segments
•Achieved Adjusted Operating Margin expansion of 300 basis points
•Executed AI content licensing project this quarter with a third large tech company; $40 million in total AI licensing revenue realized in Fiscal 2025 compared to $23 million in Fiscal 2024
•Drove a 34% increase in share repurchases and raised dividend for 31st consecutive year

MANAGEMENT COMMENTARY
“We delivered another strong year of execution as we met or exceeded our financial commitments, drove profitable growth in our core, expanded margins and free cash flow, and extended further into the corporate market through AI licensing and partnership, science analytics, and knowledge services,” said Matthew Kissner, President and CEO. “Our multi-year journey of continuous improvement and innovation is yielding material gains in profitable revenue growth, margin expansion, and cash generation, and we remain steadfast and confident in our continued progress.”

FINANCIAL SUMMARY
Please see accompanying financial tables for more detail.
•Q4 reported revenue of $443 million vs. $468 million due to foregone revenue from divestitures; Adjusted Revenue (excluding divestitures) essentially even with prior year at constant currency as expected; Research Publishing +4% constant currency.
•Q4 Operating Income of $76 million vs. $69 million; Adjusted Operating Income +15% with margin up 260bps. Diluted EPS of $1.25 vs. $0.46; Adjusted EPS +14% and Adjusted EBITDA essentially even.
•Full year reported revenue of $1,678 million vs. $1,873 million due to foregone revenue from divested businesses; Adjusted Revenue (excluding divestitures) +3% at constant currency.
•Full year Operating Income of $221 million vs. $52 million; Adjusted Operating Income +29% with margin up 300 basis points. Diluted EPS of $1.53 vs. ($3.65); Adjusted EPS +31% to $3.64, Adjusted EBITDA +8% to $398 million, and Cash from Operations of $203 million vs. $208 million; Free Cash Flow +10% to $126 million.

RESEARCH
•Q4 Research revenue of $281 million was up 4% as reported and 3% at constant currency driven by solid growth in recurring revenue publishing models (calendar year 2025 journal renewals) and open access offsetting continued softness in backfiles, archives, and other ancillary products. Q4 Adjusted EBITDA of $97 million was up 4% as reported and at constant currency due to revenue growth. Adjusted EBITDA margin for the quarter rose modestly to 34.7%.
•Full year Research revenue was up 3% as reported and at constant currency driven by growth in publishing and solutions. Research Adjusted EBITDA was up 4% or 5% at constant currency with margin up 30 basis points to 32.1%. Key performance indicators remained strong for the year, with submissions up 19% and output up 8%.

LEARNING
•Q4 Learning revenue of $162 million was down 5% as reported and at constant currency as expected due to a $23 million AI licensing agreement in the prior year, partially offset by growth in Academic and additional AI licensing revenue this quarter. Academic growth excluding AI licensing was driven by strong demand for inclusive access and digital courseware. Professional performance excluding AI licensing was impacted by retail channel softness. Q4 Adjusted EBITDA of $70 million for the quarter was down 6% as reported and at constant currency due to lower revenues. Adjusted EBITDA margin was 43.0% compared to 43.5% in prior year period.
•Full year Learning revenue of $585 million was up 2% as reported and at constant currency driven by growth in Academic and AI licensing. Learning Adjusted EBITDA of $219 million for the year was up 9% as reported and at constant currency. Adjusted EBITDA margin rose 250 basis points to 37.4%.

CORPORATE EXPENSES
“Corporate Expenses” are the portion of shared services costs not allocated to segments.
•Q4 Corporate Expenses declined by 8% or 7% at constant currency due to lower depreciation and amortization, or 3% on an Adjusted EBITDA basis at constant currency due to restructuring savings.
•Full year Corporate Expenses declined by 3% as reported and at constant currency due to lower depreciation and amortization, but rose 2% on an Adjusted EBITDA basis at constant currency due to enterprise modernization.

BALANCE SHEET, CASH FLOW, AND CAPITAL ALLOCATION
•Net Debt-to-EBITDA Ratio was 1.8 compared to 1.7 in the year-ago period.
•Net Cash provided by Operating Activities was $203 million compared to $208 million primarily due to spend on cloud-based solutions related to targeted enterprise modernization work. This spend is capitalized and amortized, like capex, but reported in this section of the cash flow statement. Otherwise, cash flow benefited from higher adjusted EBITDA and favorable working capital movements.
•Free Cash Flow was up 10% to $126 million primarily driven by lower capex. Fiscal 2025 capex was $77 million vs. $93 million in prior year, however, capitalization between the two years were comparable when capex and cloud-based solution spend are combined.
•Returns to Shareholders: Wiley allocated $137 million toward dividends and share repurchases, up from $122 million in the prior year. $60 million was allocated to share repurchases at an average cost basis of $44.16. This allocation is up from $45 million in the prior year period.
•Divestiture Proceeds: After the year closed, Wiley received $120 million in cash proceeds related to the University Services divestiture, with the total outstanding note paid in full.

FISCAL 2026 OUTLOOK

Metric	Fiscal 2024 Results	Fiscal 2025 Results	Fiscal 2026 Outlook
Adj. Revenue	$1,617M	$1,660M	Low to mid-single digit growth
Adj. EBITDA Margin	22.8%	24%	25.5% to 26.5%
Adj. EPS	$2.78	$3.64	$3.90 to $4.35
Free Cash Flow	$114M	$126M	Approximately $200M
Note, growth outlook is comprehensive and includes adverse variances, including AI revenue in Fiscal 2025. Adjusted metrics exclude impact of divestitures, which were primarily completed in Fiscal 2024 with remainder completed in first half of Fiscal 2025. Approximately $17 million of divestiture-related revenue was recorded in Fiscal 2025.

•Adjusted Revenue – growth expectation driven by demand to publish and Calendar Year 2025 journal renewal growth in Research Publishing, steady market trends in Academic, and continued demand for our content and data in AI development, partially offset by large AI agreements in prior year.
•Adjusted EBITDA Margin – initial margin target was a range of 24 to 25% (January 2024). Wiley raised the target to 25%+ in March 2025, and this quarter to a range of 25.5% to 26.5%. Outlook is driven by anticipated cost savings, efficiency gains, and revenue growth.
•Adjusted EPS – growth expectation driven by higher expected Adjusted Operating Income.
•Free Cash Flow – growth outlook driven by expected Adjusted EBITDA growth, lower restructuring payments, and favorable working capital.

EARNINGS CONFERENCE CALL
Scheduled for today, June 17 at 10:00 am (ET). Access webcast at Investor Relations at investors.wiley.com, or directly at https://events.q4inc.com/attendee/978555203. U.S. callers, please dial (888) 210-3346 and enter the participant code 2521217#. International callers, please dial (646) 960-0253 and enter the participant code 2521217#.

ABOUT WILEY
Wiley (NYSE: WLY) is one of the world’s largest publishers and a trusted leader in research and learning. Our industry-leading content, services, platforms, and knowledge networks are tailored to meet the evolving needs of our customers and partners, including researchers, students, instructors, professionals, institutions, and corporations. We enable knowledge-seekers to transform today’s biggest obstacles into tomorrow’s brightest opportunities. For more than two centuries, Wiley has been delivering on its timeless mission to unlock human potential. Visit us at Wiley.com and investors.wiley.com.

NON-GAAP FINANCIAL MEASURES
Wiley provides non-GAAP financial measures and performance results such as “Adjusted EPS,” “Adjusted Operating Income,” “Adjusted EBITDA,” “Adjusted Income before Taxes,” “Adjusted Income Tax Provision,” “Adjusted Effective Income Tax Rate,” “Free Cash Flow less Product Development Spending,” “organic revenue,” “Adjusted Revenue,” and results on a Constant Currency basis to assess underlying business performance and trends. Management believes non-GAAP financial measures, which exclude the impact of restructuring charges and credits and certain other items, and the impact of divestitures and acquisitions provide a useful comparable basis to analyze operating results and earnings. See the reconciliations of non-GAAP financial measures and explanations of the uses of non-GAAP measures in the supplementary information. We have not provided our 2026 outlook for the most directly comparable U.S. GAAP financial measures, as they are not available without unreasonable effort due to the high variability, complexity, and low visibility with respect to certain items, including restructuring charges and credits, gains and losses on foreign currency, and other gains and losses. These items are uncertain, depend on various factors, and could be material to our consolidated results computed in accordance with U.S. GAAP.

FORWARD-LOOKING STATEMENTS
This release contains certain forward-looking statements concerning the Company's operations, performance, and financial condition. Reliance should not be placed on forward-looking statements, as actual results may differ materially from those in any forward-looking statements. Any such forward-looking statements are based upon a number of assumptions and estimates that are inherently subject to uncertainties and contingencies, many of which are beyond the control of the Company and are subject to change based on many important factors. Such factors include, but are not limited to: (i) the level of investment in new technologies and products; (ii) subscriber renewal rates for the Company's journals; (iii) the financial stability and liquidity of journal subscription agents; (iv) the consolidation of book wholesalers and retail accounts; (v) the market position and financial stability of key online retailers; (vi) the seasonal nature of the Company's educational business and the impact of the used book market; (vii) worldwide economic and political conditions; (viii) the Company's ability to protect its copyrights and other intellectual property worldwide (ix) the ability of the Company to successfully integrate acquired operations and realize expected opportunities; (x) the ability to realize operating savings over time and in fiscal year 2026 in connection with our multiyear Global Restructuring Program and completed dispositions; (xi) cyber risk and the failure to maintain the integrity of our operational or security systems or infrastructure, or those of third parties with which we do business; (xii) as a result of acquisitions, we have and may record a significant amount of goodwill and other identifiable intangible assets and we may never realize the full carrying value of these assets; and (xiii) other factors detailed from time to time in the Company's filings with the Securities and Exchange Commission . The Company undertakes no obligation to update or revise forward-looking statements to reflect subsequent events.

CATEGORY: EARNINGS RELEASES

JOHN WILEY & SONS, INC.
SUPPLEMENTARY INFORMATION (1) (2)
CONDENSED CONSOLIDATED STATEMENTS OF NET INCOME (LOSS)
(Dollars in thousands, except per share information)
(unaudited)

	Three Months Ended April 30,		Year Ended April 30,
	2025	2024	2025	2024
Revenue, net	$442,579	$468,461	$1,677,609	$1,872,987
Costs and expenses:
Cost of sales	110,941	123,345	431,380	579,722
Operating and administrative expenses	229,767	252,062	947,437	1,013,520
Impairment of goodwill(3)	—	—	—	108,449
Restructuring and related charges	12,490	11,008	25,561	63,041
Amortization of intangible assets	12,909	13,264	51,822	55,994
Total costs and expenses	366,107	399,679	1,456,200	1,820,726

Operating income	76,472	68,782	221,409	52,261
As a % of revenue	17.3%	14.7%	13.2%	2.8%

Interest expense	(11,270)	(11,411)	(52,547)	(49,003)
Net foreign exchange transaction (losses) gains	(826)	530	(8,142)	(2,959)
Net loss on sale of businesses, assets, and impairment charges related to assets held-for-sale(3)	(13,580)	(3,642)	(23,340)	(183,389)
Other income (expense), net	1,469	(257)	5,498	(3,957)

Income (loss) before taxes	52,265	54,002	142,878	(187,047)

(Benefit) provision for income taxes	(15,828)	28,737	58,717	13,272
Effective tax rate	-30.3%	53.2%	41.1%	-7.1%
Net income (loss)	$68,093	$25,265	$84,161	$(200,319)
As a % of revenue	15.4%	5.4%	5.0%	-10.7%

Earnings (loss) per share
Basic	$1.27	$0.46	$1.56	$(3.65)
Diluted(4)	$1.25	$0.46	$1.53	$(3.65)

Weighted average number of common shares outstanding
Basic	53,683	54,591	54,054	54,945
Diluted(4)	54,458	55,356	54,830	54,945

Notes:
(1) The supplementary information included in this press release for the three months and year ended April 30, 2025 is preliminary and subject to change prior to the filing of our upcoming Annual Report on Form 10-K with the Securities and Exchange Commission.

(2) All amounts are approximate due to rounding.

(3) Net loss on sale of businesses, assets, and impairment charges related to assets held-for-sale
For the three months and year ended April 30, 2025 and 2024, we recorded net pretax (loss) gain on sale of businesses, assets, and impairment charges related to assets held-for-sale as follows:

	Three Months Ended April 30,		Year Ended April 30,
	2025	2024	2025	2024
Wiley Edge	$(74)	$1,275	$(14,852)	$(19,401)
University Services	(13,428)	(5,636)	(12,578)	(107,048)
CrossKnowledge	(78)	719	4,119	(55,440)
Tuition Manager	—	—	120	(1,500)
Sale of assets	—	—	(149)	—
Net loss on sale of businesses, assets, and impairment charges related to assets held-for-sale	$(13,580)	$(3,642)	$(23,340)	$(183,389)

As previously announced in fiscal year 2024, we executed a plan to divest non-core businesses included in our Held for Sale or Sold segment, including University Services, Wiley Edge, and CrossKnowledge. These three businesses met the held-for-sale criteria starting in the first quarter of fiscal year 2024. We measured each disposal group at the lower of carrying value or fair value less costs to sell prior to its disposition.

On January 1, 2024, we completed the sale of University Services. On June 5, 2025, Wiley entered into an agreement to sell the Seller Note, the fiscal year 2026 earnout, the TVG Investment, and agreed on the fiscal year 2025 earnout for total cash consideration of $119.5 million, which was fully paid in June 2025. In the year ended April 30, 2025, due to the process of selling these assets, as well as third-party customer consents, working capital adjustments, and changes in the costs to sell, we recognized an additional net loss on sale and impairments of assets of $12.6 million. In the three months ended April 30, 2025, we recognized an additional net loss of $13.4 million.

On May 31, 2024, we completed the sale of Wiley Edge, with the exception of its India operations which sold on August 31, 2024. Upon the completion of the sale, we recognized a net loss of $14.9 million in the year ended April 30, 2025 primarily due to subsequent changes in the fair value less costs to sell including reducing the fair value of the contingent consideration in the form of an earnout from $15.0 million to zero in the third quarter of fiscal year 2025, partially offset by the sale of the India operations.

On August 31, 2024, we completed the sale of CrossKnowledge. On May 31, 2023, we completed the sale of Tuition Manager.

In the second quarter of fiscal year 2025, we sold a facility which was reflected in Technology, property, and equipment, net in our Unaudited Condensed Consolidated Statements of Financial Position.

Impairment of goodwill
In fiscal year 2024, we reorganized our segments and recorded pretax noncash goodwill impairments of $108.4 million which included $81.7 million related to Wiley Edge, $11.4 million related to University Services, and $15.3 million related to CrossKnowledge.

(4) In calculating diluted net loss per common share for the year ended April 30, 2024, our diluted weighted average number of common shares outstanding excludes the effect of unvested restricted stock units and other stock awards as the effect was antidilutive. This occurs when a US GAAP net loss is reported and the effect of using dilutive shares is antidilutive.

JOHN WILEY & SONS, INC.
SUPPLEMENTARY INFORMATION (1) (2)
RECONCILIATION OF US GAAP MEASURES to NON-GAAP MEASURES
(unaudited)

Reconciliation of US GAAP Earnings (Loss) per Share to Non-GAAP Adjusted EPS
	Three Months Ended April 30,		Year Ended April 30,
	2025	2024	2025	2024
US GAAP Earnings (Loss) Per Share - Diluted	$1.25	$0.46	$1.53	$(3.65)
Adjustments:
Impairment of goodwill	—	—	—	1.90
Restructuring and related charges	0.14	0.16	0.36	0.85
Foreign exchange losses on intercompany transactions, including the write off of certain cumulative translation adjustments (3)	(0.01)	0.01	0.08	0.02
Amortization of acquired intangible assets (4)	0.15	0.02	0.76	0.68
Net loss on sale of businesses, assets, and impairment charges related to assets held-for-sale (5)	0.18	0.04	0.38	2.81
Held for Sale or Sold segment Adjusted Net (Income) Loss (5)	—	(0.03)	0.05	(0.42)
Income tax adjustments	(0.34)	0.55	0.48	0.54
EPS impact of using weighted-average dilutive shares for adjusted EPS calculation (6)	—	—	—	0.05
Non-GAAP Adjusted Earnings Per Share - Diluted	$1.37	$1.21	$3.64	$2.78

Reconciliation of US GAAP Income (Loss) Before Taxes to Non-GAAP Adjusted Income Before Taxes
(amounts in thousands)	Three Months Ended April 30,		Year Ended April 30,
	2025	2024	2025	2024
US GAAP Income (Loss) Before Taxes	$52,265	$54,002	$142,878	$(187,047)
Pretax Impact of Adjustments:
Impairment of goodwill	—	—	—	108,449
Restructuring and related charges	12,490	11,008	25,561	63,041
Foreign exchange losses on intercompany transactions, including the write off of certain cumulative translation adjustments (3)	—	815	5,590	1,903
Amortization of acquired intangible assets (4)	12,908	13,324	51,864	57,874
Net loss on sale of businesses, assets, and impairment charges related to assets held-for-sale (5)	13,580	3,642	23,340	183,389
Held for Sale or Sold segment Adjusted (Income) Loss Before Taxes (5)	—	(2,409)	3,578	(30,661)
Non-GAAP Adjusted Income Before Taxes	$91,243	$80,382	$252,811	$196,948

Reconciliation of US GAAP Income Tax (Benefit) Provision to Non-GAAP Adjusted Income Tax Provision, including our US GAAP Effective Tax Rate and our Non-GAAP Adjusted Effective Tax Rate

US GAAP Income Tax (Benefit) Provision	$(15,828)	$28,737	$58,717	$13,272
Income Tax Impact of Adjustments (7)
Impairment of goodwill	—	255	—	2,953
Restructuring and related charges	4,633	2,425	5,947	15,662
Foreign exchange losses on intercompany transactions, including the write off of certain cumulative translation adjustments (3)	571	471	1,170	582
Amortization of acquired intangible assets (4)	4,720	11,459	10,231	20,127
Net loss on sale of businesses, assets, and impairment charges related to assets held-for-sale (5)	3,715	1,197	2,368	26,908
Held for Sale or Sold segment Adjusted Tax (Provision) Benefit (5)	—	(622)	807	(7,140)
Income Tax Adjustments:
Impact of valuation allowance on the US GAAP effective tax rate (8)	18,776	(30,249)	(26,008)	(30,249)
Impact of change in certain US state tax rates in 2025 (8)	(117)	—	(117)	—
Non-GAAP Adjusted Income Tax Provision	$16,470	$13,673	$53,115	$42,115

US GAAP Effective Tax Rate	-30.3%	53.2%	41.1%	-7.1%
Non-GAAP Adjusted Effective Tax Rate	18.1%	17.0%	21.0%	21.4%

Notes:
(1) See Explanation of Usage of Non-GAAP Performance Measures included in this supplementary information for additional details on the reasons why management believes presentation of each non-GAAP performance measure provides useful information to investors. The supplementary information included in this press release for the three months and year ended April 30, 2025 is preliminary and subject to change prior to the filing of our upcoming Annual Report on Form 10-K with the Securities and Exchange Commission.

(2) All amounts are approximate due to rounding.

(3) In fiscal year 2023 due to the closure of our operations in Russia, the Russia entity was deemed substantially liquidated. The formal liquidation was completed in the fourth quarter of fiscal year 2025. In the three months and year ended April 30, 2025, we wrote off an additional $1.1 million and $1.4 million, respectively, of cumulative translation adjustments in earnings. In the three months and year ended April 30, 2024, we wrote off an additional $0.2 million and $1.0 million, respectively, of cumulative translation adjustments in earnings. These amounts are reflected in Net foreign exchange transaction (losses) gains on our Condensed Consolidated Statements of Net Income (Loss).

(4) Reflects the amortization of intangible assets established on the opening balance sheet for an acquired business. This includes the amortization of intangible assets such as developed technology, customer relationships, tradenames, etc., which is reflected in the "Amortization of intangible assets" line in the Condensed Consolidated Statements of Net Income (Loss). It also includes the amortization of acquired product development assets, which is reflected in Cost of sales in the Condensed Consolidated Statements of Net Income (Loss).

(5) For the three months and year ended April 30, 2025 and 2024, we recorded net pretax loss (gain) on sale of businesses, assets, and impairment charges related to assets held-for-sale as follows:
	Three Months Ended April 30,		Year Ended April 30,
	2025	2024	2025	2024
Wiley Edge	$74	$(1,275)	$14,852	$19,401
University Services	13,428	5,636	12,578	107,048
CrossKnowledge	78	(719)	(4,119)	55,440
Tuition Manager	—	—	(120)	1,500
Sale of assets	—	—	149	—
Net pretax loss on sale of businesses, assets, and impairment charges related to assets held-for-sale	$13,580	$3,642	$23,340	$183,389

For the three months and year ended April 30, 2025 and 2024, we recorded income tax benefit (provision) on sale of businesses, assets, and impairment charges related to assets held-for-sale as follows:
	Three Months Ended April 30,		Year Ended April 30,
	2025	2024	2025	2024
Wiley Edge	$263	$890	$(1,054)	$890
University Services	3,109	307	3,109	25,643
CrossKnowledge	344	—	344	—
Tuition Manager	—	—	(30)	374
Sale of assets	—	—	—	—
Benefit on sale of businesses, assets, and impairment charges related to assets held-for-sale	$3,715	$1,197	$2,368	$26,908

In addition, our Adjusted EPS excludes the Adjusted Net Income or Loss of our Held for Sale or Sold segment.

(6) Represents the impact of using diluted weighted-average number of common shares outstanding (55.7 million for the year ended April 30, 2024) included in the Non-GAAP Adjusted EPS calculation in order to apply the dilutive impact on adjusted net income due to the effect of unvested restricted stock units and other stock awards. This impact occurs when a US GAAP net loss is reported and the effect of using dilutive shares is antidilutive.

(7) For the three months and year ended April 30, 2025 and 2024, respectively, substantially all of the tax impact was from deferred taxes.

(8) In fiscal year 2024, due to temporary differences in the US, our deferred taxes reversed from a net deferred tax liability position to a net deferred tax asset position. Due to losses in the US resulting from impairments, restructuring, and acceleration of amortization expense on capitalized software, we concluded it was more-likely-than-not that all or a portion of our deferred tax asset may not be realized. As a result, we established a valuation allowance of $30.2 million. During fiscal year 2025 we increased this valuation allowance by $26.0 million, because of an increase in the US net deferred tax asset attributable primarily to interest expense disallowance and intangible and fixed assets. In connection with the increase in certain US state tax apportionment factors and state rate changes in 2025, we recorded income tax expense of $0.1 million for the three months and year ended April 30, 2025.

JOHN WILEY & SONS, INC.
SUPPLEMENTARY INFORMATION (1)
RECONCILIATION OF US GAAP NET INCOME (LOSS) TO NON-GAAP EBITDA AND ADJUSTED EBITDA
(unaudited)

	Three Months Ended April 30,		Year Ended April 30,
	2025	2024	2025	2024
Net Income (Loss)	$68,093	$25,265	$84,161	$(200,319)
Interest expense	11,270	11,411	52,547	49,003
(Benefit) provision for income taxes	(15,828)	28,737	58,717	13,272
Depreciation and amortization	36,681	47,613	147,126	176,989
Non-GAAP EBITDA	100,216	113,026	342,551	38,945
Impairment of goodwill	—	—	—	108,449
Restructuring and related charges	12,490	11,008	25,561	63,041
Net foreign exchange transaction losses (gains)	826	(530)	8,142	2,959
Net loss on sale of businesses, assets, and impairment charges related to assets held-for-sale	13,580	3,642	23,340	183,389
Other (income) expense, net	(1,469)	257	(5,498)	3,957
Held for Sale or Sold segment Adjusted EBITDA (2)	—	(2,409)	3,578	(32,148)
Non-GAAP Adjusted EBITDA	$125,643	$124,994	$397,674	$368,592
Adjusted EBITDA Margin	28.4%	28.3%	24.0%	22.8%

Notes:
(1) See Explanation of Usage of Non-GAAP Performance Measures included in this supplementary information for additional details on the reasons why management believes presentation of each non-GAAP performance measure provides useful information to investors. The supplementary information included in this press release for the three months and year ended April 30, 2025 is preliminary and subject to change prior to the filing of our upcoming Annual Report on Form 10-K with the Securities and Exchange Commission.

(2) Our Non-GAAP Adjusted EBITDA excludes the Held for Sale or Sold segment Non-GAAP Adjusted EBITDA.

JOHN WILEY & SONS, INC.
SUPPLEMENTARY INFORMATION (1) (2)
SEGMENT RESULTS
(in thousands)
(unaudited)

			% Change
	Three Months Ended April 30,		Favorable (Unfavorable)
	2025	2024	Reported	Constant Currency
Research:
Revenue, net
Research Publishing	$243,061	$233,455	4%	4%
Research Solutions	37,660	37,577	0%	0%
Total Revenue, net	$280,721	$271,032	4%	3%

Non-GAAP Adjusted Operating Income	$75,168	$68,282	10%	10%
Depreciation and amortization	22,303	25,513	13%	13%
Non-GAAP Adjusted EBITDA	$97,471	$93,795	4%	4%
Adjusted EBITDA margin	34.7%	34.6%

Learning:
Revenue, net
Academic	$100,146	$98,908	1%	1%
Professional	61,712	71,237	-13%	-14%
Total Revenue, net	$161,858	$170,145	-5%	-5%

Non-GAAP Adjusted Operating Income	$58,715	$57,682	2%	1%
Depreciation and amortization	10,948	16,358	33%	33%
Non-GAAP Adjusted EBITDA	$69,663	$74,040	-6%	-6%
Adjusted EBITDA margin	43.0%	43.5%

Held for Sale or Sold:
Total Revenue, net	$—	$27,284	#	#

Non-GAAP Adjusted Operating Income	$—	$2,409	#	#
Depreciation and amortization	—	—	#	#
Non-GAAP Adjusted EBITDA	$—	$2,409	#	#
Adjusted EBITDA margin	0.0%	8.8%

Corporate Expenses:
Non-GAAP Adjusted Corporate Expenses	$(44,921)	$(48,583)	8%	7%
Depreciation and amortization	3,430	5,742	40%	40%
Non-GAAP Adjusted EBITDA	$(41,491)	$(42,841)	3%	3%

Consolidated Results:
Revenue, net	$442,579	$468,461	-6%	-6%
Less: Held for Sale or Sold Segment (3)	—	(27,284)	#	#
Adjusted Revenue, net	$442,579	$441,177	0%	0%

Operating Income	$76,472	$68,782	11%	11%
Adjustments:
Restructuring charges	12,490	11,008	-13%	-13%
Held for Sale or Sold Segment Adjusted Operating Income (3)	—	(2,409)	#	#
Non-GAAP Adjusted Operating Income	$88,962	$77,381	15%	15%
Adjusted Operating Income margin	20.1%	17.5%
Depreciation and amortization	36,681	47,613	23%	23%
Less: Held for Sale or Sold Segment depreciation and amortization (3)	—	—	#	#
Non-GAAP Adjusted EBITDA	$125,643	$124,994	1%	0%
Adjusted EBITDA margin	28.4%	28.3%

Notes:
(1) The supplementary information included in this press release for the three months and year ended April 30, 2025 is preliminary and subject to change prior to the filing of our upcoming Annual Report on Form 10-K with the Securities and Exchange Commission.

(2) All amounts are approximate due to rounding.

(3) Our Adjusted Revenue, Adjusted Operating Income and Adjusted EBITDA excludes the impact of our Held for Sale or Sold segment Revenue, Adjusted Operating Income or Loss and Adjusted EBITDA results.

# Variance greater than 100%

JOHN WILEY & SONS, INC.
SUPPLEMENTARY INFORMATION (1) (2)
SEGMENT RESULTS
(in thousands)
(unaudited)

			% Change
	Year Ended April 30,		Favorable (Unfavorable)
	2025	2024	Reported	Constant Currency
Research:
Revenue, net
Research Publishing	$922,553	$892,784	3%	3%
Research Solutions	152,906	149,921	2%	2%
Total Revenue, net	$1,075,459	$1,042,705	3%	3%

Non-GAAP Adjusted Operating Income	$255,580	$237,763	7%	8%
Depreciation and amortization	89,302	93,422	4%	5%
Non-GAAP Adjusted EBITDA	$344,882	$331,185	4%	5%
Adjusted EBITDA margin	32.1%	31.8%

Learning:
Revenue, net
Academic	$333,693	$323,541	3%	3%
Professional	251,075	251,198	0%	0%
Total Revenue, net	$584,768	$574,739	2%	2%

Non-GAAP Adjusted Operating Income	$174,850	$142,733	23%	22%
Depreciation and amortization	43,900	57,696	24%	24%
Non-GAAP Adjusted EBITDA	$218,750	$200,429	9%	9%
Adjusted EBITDA margin	37.4%	34.9%

Held for Sale or Sold:
Total Revenue, net	$17,382	$255,543	-93%	-93%

Non-GAAP Adjusted Operating (Loss) Income	$(3,578)	$28,711	#	#
Depreciation and amortization	—	3,437	#	#
Non-GAAP Adjusted EBITDA	$(3,578)	$32,148	#	#
Adjusted EBITDA margin	-20.6%	12.6%

Corporate Expenses:
Non-GAAP Adjusted Corporate Expenses	$(179,882)	$(185,456)	3%	3%
Depreciation and amortization	13,924	22,434	38%	38%
Non-GAAP Adjusted EBITDA	$(165,958)	$(163,022)	-2%	-2%

Consolidated Results:
Revenue, net	$1,677,609	$1,872,987	-10%	-10%
Less: Held for Sale or Sold Segment (3)	(17,382)	(255,543)	-93%	-93%
Adjusted Revenue, net	$1,660,227	$1,617,444	3%	3%

Operating Income	$221,409	$52,261	#	#
Adjustments:
Restructuring charges	25,561	63,041	59%	59%
Impairment of goodwill	—	108,449	#	#
Held for Sale or Sold Segment Adjusted Operating Loss (Income) (3)	3,578	(28,711)	#	#
Non-GAAP Adjusted Operating Income	$250,548	$195,040	28%	29%
Adjusted Operating Income margin	15.1%	12.1%
Depreciation and amortization	147,126	176,989	17%	17%
Less: Held for Sale or Sold depreciation and amortization (3)	—	(3,437)	#	#
Non-GAAP Adjusted EBITDA	$397,674	$368,592	8%	8%
Adjusted EBITDA margin	24.0%	22.8%

# Variance greater than 100%

JOHN WILEY & SONS, INC.
SUPPLEMENTARY INFORMATION (1)
CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL POSITION
(in thousands)
(unaudited)

	April 30, 2025	April 30, 2024
Assets:
Current assets
Cash and cash equivalents	$85,882	$83,249
Accounts receivable, net	228,410	224,198
Inventories, net	22,875	26,219
Prepaid expenses and other current assets	102,717	85,954
Current assets held-for-sale	—	34,422
Total current assets	439,884	454,042

Technology, property and equipment, net	162,125	192,438
Intangible assets, net	595,044	615,694
Goodwill	1,121,505	1,091,368
Operating lease right-of-use assets	66,128	69,074
Other non-current assets	306,780	283,719
Non-current assets held-for-sale	—	19,160
Total assets	$2,691,466	$2,725,495

Liabilities and shareholders' equity:
Current liabilities
Accounts payable	$60,948	$55,659
Accrued royalties	109,765	97,173
Short-term portion of long-term debt	10,000	7,500
Contract liabilities	462,693	483,778
Accrued employment costs	93,117	96,980
Short-term portion of operating lease liabilities	18,282	18,294
Other accrued liabilities	66,051	76,266
Current liabilities held-for-sale	—	37,632
Total current liabilities	820,856	873,282
Long-term debt	789,435	767,096
Accrued pension liability	71,899	70,832
Deferred income tax liabilities	105,145	97,186
Operating lease liabilities	81,482	94,386
Other long-term liabilities	70,443	71,760
Long-term liabilities held-for-sale	—	11,237
Total liabilities	1,939,260	1,985,779
Shareholders' equity	752,206	739,716
Total liabilities and shareholders' equity	$2,691,466	$2,725,495

Notes:
(1) The supplementary information included in this press release for April 30, 2025 is preliminary and subject to change prior to the filing of our upcoming Annual Report on Form 10-K with the Securities and Exchange Commission.

JOHN WILEY & SONS, INC.
SUPPLEMENTARY INFORMATION (1)
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Year Ended April 30,
	2025	2024
Operating activities:
Net income (loss)	$84,161	$(200,319)
Impairment of goodwill	—	108,449
Net loss on sale of businesses, assets, and impairment charges related to assets held-for-sale	23,340	183,389
Amortization of intangible assets	51,822	55,994
Amortization of product development assets	16,610	22,835
Amortization of cloud computing arrangements	1,081	1,210
Depreciation and amortization of technology, property, and equipment	78,694	98,160
Other noncash charges	101,808	106,507
Net change in operating assets and liabilities	(154,925)	(168,587)
Net cash provided by operating activities	202,591	207,638

Investing activities:
Additions to technology, property, and equipment	(61,473)	(76,080)
Product development spending	(15,228)	(17,262)
Businesses acquired in purchase transactions, net of cash acquired	(3,602)	(3,116)
Net cash transferred related to the sale of businesses and assets	(7,642)	(1,771)
Acquisitions of publication rights and other	(6,073)	(8,414)
Net cash used in investing activities	(94,018)	(106,643)

Financing activities:
Net debt borrowings	13,509	27,767
Cash dividends	(76,101)	(76,964)
Purchases of treasury shares	(60,421)	(45,050)
Other	(2,317)	(12,974)
Net cash used in financing activities	(125,330)	(107,221)

Effects of exchange rate changes on cash, cash equivalents and restricted cash	3,146	(1,493)

Change in cash, cash equivalents and restricted cash for period	(13,611)	(7,719)

Cash, cash equivalents and restricted cash - beginning	99,543	107,262
Cash, cash equivalents and restricted cash - ending	$85,932	$99,543

CALCULATION OF NON-GAAP FREE CASH FLOW LESS PRODUCT DEVELOPMENT SPENDING (2)

	Year Ended April 30,
	2025	2024
Net cash provided by operating activities	$202,591	$207,638
Less: Additions to technology, property, and equipment	(61,473)	(76,080)
Less: Product development spending	(15,228)	(17,262)
Free cash flow less product development spending	$125,890	$114,296

Notes:
(1) The supplementary information included in this press release for the year ended April 30, 2025 is preliminary and subject to change prior to the filing of our upcoming Annual Report on Form 10-K with the Securities and Exchange Commission.

(2) See Explanation of Usage of Non-GAAP Performance Measures included in this supplemental information.

JOHN WILEY & SONS, INC.
EXPLANATION OF USAGE OF NON-GAAP PERFORMANCE MEASURES
In this earnings release and supplemental information, management may present the following non-GAAP performance measures:
•Adjusted Earnings Per Share (Adjusted EPS);
•Free Cash Flow less Product Development Spending;
•Adjusted Revenue;
•Adjusted Operating Income and margin;
•Adjusted Income Before Taxes;
•Adjusted Income Tax Provision;
•Adjusted Effective Tax Rate;
•EBITDA, Adjusted EBITDA and margin;
•Organic revenue; and
•Results on a constant currency basis.
Management uses these non-GAAP performance measures as supplemental indicators of our operating performance and financial position as well as for internal reporting and forecasting purposes, when publicly providing our outlook, to evaluate our performance and calculate incentive compensation.
We present these non-GAAP performance measures in addition to US GAAP financial results because we believe that these non-GAAP performance measures provide useful information to certain investors and financial analysts for operational trends and comparisons over time. The use of these non-GAAP performance measures may also provide a consistent basis to evaluate operating profitability and performance trends by excluding items that we do not consider to be controllable activities for this purpose.
The performance metric used by our chief operating decision maker to evaluate performance of our reportable segments is Adjusted Operating Income. We present both Adjusted Operating Income and Adjusted EBITDA for each of our reportable segments as we believe Adjusted EBITDA provides additional useful information to certain investors and financial analysts for operational trends and comparisons over time. It removes the impact of depreciation and amortization expense, as well as presents a consistent basis to evaluate operating profitability and compare our financial performance to that of our peer companies and competitors.
For example:
•Adjusted EPS, Adjusted Revenue, Adjusted Operating Income, Adjusted Income Before Taxes, Adjusted Income Tax Provision, Adjusted Effective Tax Rate, Adjusted EBITDA, and organic revenue (excluding acquisitions) provide a more comparable basis to analyze operating results and earnings and are measures commonly used by shareholders to measure our performance.
•Free Cash Flow less Product Development Spending helps assess our ability, over the long term, to create value for our shareholders as it represents cash available to repay debt, pay common stock dividends, and fund share repurchases and acquisitions.
•Results on a constant currency basis remove distortion from the effects of foreign currency movements to provide better comparability of our business trends from period to period. We measure our performance excluding the impact of foreign currency (or at constant currency), which means that we apply the same foreign currency exchange rates for the current and equivalent prior period.
In addition, we have historically provided these or similar non-GAAP performance measures and understand that some investors and financial analysts find this information helpful in analyzing our operating margins and net income, and in comparing our financial performance to that of our peer companies and competitors. Based on interactions with investors, we also believe that our non-GAAP performance measures are regarded as useful to our investors as supplemental to our US GAAP financial results, and that there is no confusion regarding the adjustments or our operating performance to our investors due to the comprehensive nature of our disclosures.
We have not provided our 2026 outlook for the most directly comparable US GAAP financial measures, as they are not available without unreasonable effort due to the high variability, complexity, and low visibility with respect to certain items, including restructuring charges and credits, gains and losses on foreign currency, and other gains and losses. These items are uncertain, depend on various factors, and could be material to our consolidated results computed in accordance with US GAAP.
Non-GAAP performance measures do not have standardized meanings prescribed by US GAAP and therefore may not be comparable to the calculation of similar measures used by other companies and should not be viewed as alternatives to measures of financial results under US GAAP. The adjusted metrics have limitations as analytical tools, and should not be considered in isolation from, or as a substitute for, US GAAP information. It does not purport to represent any similarly titled US GAAP information and is not an indicator of our performance under US GAAP. Non-GAAP financial metrics that we present may not be comparable with similarly titled measures used by others. Investors are cautioned against placing undue reliance on these non-GAAP measures.